Exhibit 10.15

LINCOLN ELECTRIC HOLDINGS, INC.
NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2019)

THE LINCOLN ELECTRIC HOLDINGS, INC.
NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2019)
ARTICLE I

PURPOSE
The Lincoln Electric Company Non-Employee Directors’ Compensation Plan (the “Original Plan”) was established by The Lincoln Electric Company effective as of May 24, 1995 to allow directors of the Corporation to defer a portion of their Directors’ Fees. As of June 2, 1998, the date of the reorganization of The Lincoln Electric Company, the name of the Original Plan was changed to the Lincoln Electric Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan. This Lincoln Electric Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Plan”) is hereby amended and restated effective, except as otherwise provided herein, as of January 1, 2019. To the extent required by Section 409A of the Code, this amendment and restatement shall only apply to Deferral Commitments made for Deferral Periods commencing on or after January 1, 2019 and for Deferral Commitments made for 2018 RSU Deferrals.
The Plan is intended to comply with Section 409A of the Code, and shall be construed and interpreted in accordance with such intent.
It is intended that the Plan will aid in attracting and retaining Directors of exceptional ability by providing this benefit. The terms and conditions of the Plan are set forth below.
ARTICLE II

DEFINITIONS AND CONSTRUCTION
Section 2.1     Definitions. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:
(a)     “Account”: The bookkeeping account maintained for each Director showing his or her interest under the Plan.
(b)     “Accounting Date”: The first business day of each calendar quarter.
(c)     “Accounting Period”: The period beginning on an Accounting Date and ending on the day immediately preceding the next following Accounting Date.
(d)     “Administrator”: The committee established pursuant to the provisions of Section 7.1.
(e)     “Annual Retainer”: The annual cash retainer earned by a Director for services as a Director of the Corporation.
(f)     “Award Agreement”: The evidence of award under the Stock Plan that relates to an award to a Director of RSUs.
(g)     “Beneficiary”: The person or persons (natural or otherwise), within the meaning of Section 6.5, who are entitled to receive distribution of the Director’s Account balance in the event of the Director’s death.
(h)     “Board”: The Board of Directors of the Corporation.

(i)     “Code”: The Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder. Any reference to a provision of the Code shall also include any successor provision that modifies, replaces or supersedes it.
(j)     “Committee”: The Nominating and Corporate Governance Committee of the Board, or its delegate hereunder.
(k)     “Common Shares”: Shares of common stock of the Corporation.
(l)     “Corporation”: Lincoln Electric Holdings, Inc., an Ohio corporation or any successor or successors thereto.
(m)     “Deemed Investment Sub-account”: The portion of a Director’s Account other than the Director’s Deferred RSU Sub-account.
(n)     “Deferral Commitment”: An agreement by a Director (i) to have a specified percentage or dollar amount of his or her Fees and/or (ii) to have a specified percentage of his or her RSUs deferred under the Plan.
(o)     “Deferral Period”:
(i)     In the case of Fees, the Plan Year in which a Director performs the services that related to such Fees.
(ii)     In the case of an RSU, the period that commences on the first day of the Plan Year in which a Director first performs services in respect of such RSU and ends at the time that the amount payable under such RSU would be paid to the Director but for the Director’s Deferral Commitment with respect to such RSU.
(p)     “Deferred RSU Sub-account”: The bookkeeping sub-account maintained for each Director who elects to defer the delivery of Common Shares payable to the Director under the applicable Award Agreement relating to RSUs.
(q)     “Director”: An individual duly elected or chosen as a director of the Corporation who is not also an employee of the Corporation or its subsidiaries.
(r)     “Effective Date”: This Plan was originally established effective May 24, 1995 and has been amended from time to time. This amended and restated Plan shall be effective as of January 1, 2019.
(s)     “Fees”: The Annual Retainer and Other Compensation.
(t)     “Investment Funds”: Has the meaning set forth in Section 5.3.
(u)     “Investment Request”: An investment preference request filed by a Director which (i) shall apply with respect to contributions credited to the Director’s Deemed Investment Sub-account until the timely filing of a subsequent Investment Request and (ii) shall determine the manner in which such credited contributions shall be initially allocated by the Director among the various Investment Funds within the Deemed Investment Sub-account. A subsequent Investment Request may be submitted in writing (or in another format, including electronic format, prescribed by the Administrator) to the Administrator by the Director. Such Investment Request will be effective as soon as practicable following receipt by the Administrator of such Investment Request.
(v)     “Investment Re-Allocation Request”: An investment preference request filed by a Director which (i) shall re-direct the manner in which all earlier credited amounts to a Director’s Deemed Investment Sub-account, as well as any appreciation (or depreciation) to-date, are invested within the deemed Investment Funds available in the Plan. An Investment Re-Allocation Request may be submitted in writing (or in another format, including electronic format, prescribed by the Administrator) to the Administrator by the Director. Such Investment

Re-Allocation Request will be effective as soon as practicable following receipt by the Administrator of such Investment Re-Allocation Request.
(w)     “Other Compensation”: The meeting and other cash fees earned by a Director for services as a Director of the Corporation, other than the Annual Retainer.
(x)     “Participation Agreement”: The Agreement submitted by a Director to the Administrator with respect to one (1) or more Deferral Commitments.
(y)     “Plan”: The Plan set forth in this instrument as it may, from time to time, be amended.
(z)     “Plan Year”: The twelve (12)-month period beginning January 1 through December 31; provided that the first plan year began on May 24, 1995 and ended on December 31, 1995.
(aa)     “RSUs”: An award of Restricted Stock Units under the Stock Plan, representing the right to receive Common Shares (and dividend equivalents with respect thereto) in accordance with the terms of the Stock Plan and an applicable Award Agreement.
(bb)     “Section 409A”: Section 409A of the Code and any proposed, temporary or final regulations, and any notices or other guidance, promulgated with respect to Section 409A.
(cc)     “Settlement Date”: Except with respect to a distribution election under Section 6.3, the date on which a Director separates from service (within the meaning of Section 409A) as a Director. With respect to a distribution election under Section 6.3, Settlement Date means the date selected by the Director pursuant to Section 6.3.
(dd)     “Stock Plan”: The Lincoln Electric Holdings, Inc. 2015 Stock Plan for Non-Employee Directors, as amended, or any similar or successor plan.
(ee)    “Subsequent Deferral Rule”:
(i)    For Deferral Commitments made with respect to Deferral Periods commencing before January 1, 2019 (other than Deferral Commitments with respect to 2018 RSU Deferrals (as defined in Section 3.1(d)), any subsequent deferral election that alters the payment form or the date of distribution designated in the Director’s original Participation Agreement (A) may not take effect for at least twelve (12) months; (B) if the subsequent deferral election relates to an election pursuant to Section 6.3, must be made at least twelve (12) months prior to the due date of the payment under the Director’s original Participation Agreement; (C) in the case of a subsequent deferral election that does not relate to a payment on account of death, must extend the payment at least five (5) years from the due date of the payment under the Director’s original Participation Agreement; and (D) must be submitted by the Director to the Administrator in a form prescribed by the Administrator.
(ii)    For Deferral Commitments with respect to Deferral Periods commencing on or after January 1, 2019 and for Deferral Commitments with respect to 2018 RSU Deferrals, any subsequent deferral election that alters the payment form or the date of distribution designated in the Director’s original Participation Agreement (A) may not take effect for at least twelve (12) months; (B) if the subsequent deferral election relates to an election pursuant to Section 6.3, must be made at least twelve (12) months prior to the due date of the first payment under the Director’s original Participation Agreement; (C) in the case of a subsequent deferral election that does not relate to a payment on account of death, must extend the payment at least five (5) years from the due date of the first payment under the Director’s original Participation Agreement; and (D) must be submitted by the Director to the Administrator in a form prescribed by the Administrator.
Section 2.2     Construction. The masculine or feminine gender, where appearing in the Plan, shall be deemed to include the opposite gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section.

ARTICLE III

PARTICIPATION AND DEFERRALS
Section 3.1     Eligibility and Participation.
(a)     Eligibility. Eligibility to participate in the Plan for any Deferral Period is limited to Directors.
(b)     Participation. A Director may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Administrator by the last business day immediately preceding the applicable Deferral Period. A Participation Agreement must be submitted with respect to each Deferral Period for which a Director elects a Deferral Commitment. Elections made in a Participation Agreement for a specific Deferral Period shall not carry over to subsequent Deferral Periods.
(c)     Initial Year of Participation. In the event that an individual first becomes a Director during a Plan Year and wishes to elect a Deferral Commitment with respect to the Fees or RSUs earned in respect of services performed during such Plan Year, a Participation Agreement that complies with the following provisions of this Section 3.1(c) must be submitted to the Administrator no later than thirty (30) days following such individual’s becoming a Director. Any Deferral Commitments elected in such Participation Agreement shall be effective only with regard to Fees earned following the submission of the Participation Agreement to the Administrator. With respect to RSUs, any Deferral Commitments elected in such Participation Agreement shall be effective only with regard to RSUs that begin vesting based solely on services performed following the submission of the Participation Agreement to the Administrator. If a Director does not submit a Participation Agreement within such period of time, such individual will not be eligible to participate in the Plan until the first day of a Deferral Period subsequent to the Deferral Period in which the individual became a Director.
(d)     2018 RSU Deferral. Notwithstanding the foregoing provisions of this Section 3.1, effective December 1, 2018 a Director may elect to defer the delivery of Common Shares payable to the Director under the Award Agreement dated December 13, 2018 (a “2018 RSU Deferral”) by submitting a Participation Agreement to the Administrator at such time and in such form as the Administrator shall prescribe.
(e)     Other Deferrals. The Administrator may establish procedures from time to time under which a Director may elect to defer amounts of compensation under the Plan other than pursuant to the preceding provisions of this Section 3.1 (including deferrals that constitute "subsequent deferrals" under Section 409A). Any such deferred amount shall be allocated by the Administrator to such sub-account or sub-accounts under the Plan as is determined to be appropriate by the Administrator, provided that (i) only amounts payable under an RSU award may be allocated to the Director’s Deferred RSU Sub-account and (ii) no amount may be allocated to the Director’s Deferred RSU Sub-account earlier than the date on which the RSU vests by its terms. Any deferral pursuant to this Section 3.1(d) shall be made in compliance with Section 409A.
(f)     Termination of Participation. Participation in the Plan shall continue as long as the Director is eligible to receive benefits under the Plan.
Section 3.2     Amount of Deferral. With respect to each Deferral Period, a Director may elect to defer a specified dollar amount or percentage of his or her Fees. With respect to each Deferral Period, a Director may elect to defer a specified percentage of his or her RSUs. Such amount to be deferred shall be indicated in the Director’s Participation Agreement applicable to such Deferral Period. A Director may choose to have amounts deferred under this Plan deducted from his or her Fees and/or RSUs, which shall also be indicated in the Director’s Participation Agreement applicable to such Deferral Period.

ARTICLE IV

DIRECTORS’ ACCOUNTS
Section 4.1     Establishment of Accounts. The Corporation, through its accounting records, shall establish an Account for each Director who elects to participate in the Plan. In addition, the Corporation may establish one (1) or more sub-accounts of a Director’s Account, if the Corporation determines that such sub-accounts are necessary or appropriate in administering the Plan, including, but not limited to, a Deemed Investment Sub-account and a Deferred RSU Sub-account.
Section 4.2     Crediting of Deferred Fees and RSUs. A Director’s Fees and RSUs that are deferred pursuant to a Deferral Commitment shall be credited to the Director’s Account as follows:
(a)     With respect to Fees, as of the date such Fees would have been paid to the Director but for the Director’s Deferral Commitment with respect to such Fees.
(b)     With respect to RSUs:
(i)     With respect to Common Shares payable under the applicable Award Agreement (including Common Shares that relate to dividend equivalents in respect of dividends paid in Common Shares), to the Director’s Deferred RSU Sub-account as of the date such Common Shares would have been delivered to the Director but for the Director’s Deferral Commitment with respect to such RSUs (but in no event earlier than the date on which the RSU vests by its terms); and
(ii)     With respect to dividend equivalent amounts payable in cash under the applicable Award Agreement, to the Director’s Deemed Investment Sub-account at such time as the cash would have been paid to the Director but for the Director’s Deferral Commitment with respect to such RSUs.
(c)     Any withholding of taxes or other amounts with respect to deferred Fees or RSUs that is required by state, federal or local laws shall be withheld from the Director’s non-deferred Fees or RSUs, or if none, then the Director’s Deferral Commitment shall be reduced by the amount of such withholding.
Section 4.3     Determination of Accounts.
(a)     Determination of Accounts. The amount credited to each Director’s Account as of a particular date shall equal the deemed balance of such Account as of such date. The balance in the Account shall equal the amount credited pursuant to Section 4.2, and shall be adjusted in the manner provided in Section 4.4.
(b)     Accounting. The Corporation, through its accounting records, shall maintain a separate and distinct record of the amount in each Account as adjusted to reflect income, gains, losses, withdrawals and distributions.
Section 4.4     Adjustments to Accounts.
(a)     On each Accounting Date, each Director’s Account and applicable sub-accounts shall be debited with the amount of any distributions under the Plan to or on behalf of the Director or, in the event of his or her death, his or her Beneficiary during the immediately preceding Accounting Period.
(b)     The Director’s Deemed Investment Sub-account shall next be credited or debited, as the case may be, on a daily basis with the performance of each deemed Investment Fund based on the manner in which the balance of such Director’s Account has been allocated among the deemed Investment Funds provided for in Article V. The performance of each deemed Investment Fund (either positive or negative) will be determined by the Administrator, in its sole discretion.
(c)     Earnings on any amounts deemed to have been invested in the Deemed Investment Sub-Account will be deemed to have been reinvested as the Committee so determines.

(d)     Each Director’s Deferred RSU Sub-account shall be deemed invested solely in Common Shares, including fractions of a Common Share.
(e)     Common Shares deemed held in the Director’s Deferred RSU Sub-account will be credited with dividend equivalent rights, in respect of any dividends paid on its Common Shares by the Corporation in cash or in Common Shares. Such dividend equivalent rights shall be credited on the date of the payment of such dividend by the Corporation. Dividend equivalent rights in respect of dividends paid in Common Shares shall be credited to the Director’s Deferred RSU Sub-account. Dividend equivalent rights in respect of dividends paid in cash shall not be credited to such Sub-accounts but instead shall be credited to the Director’s Deemed Investment Sub-account and invested in accordance with Article V in the same manner as the remainder of the Director’s Deemed Investment Sub-account.
Section 4.5     Statement of Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Account as of the end of the Plan Year, any changes in his or her Account since the end of the immediately preceding Plan Year, and such other information as the Administrator shall determine.
Section 4.6     Vesting of Accounts. Subject to Section 5.1 and 8.6, each Director shall at all times have a nonforfeitable interest in his or her Account balance.
ARTICLE V

FINANCING OF BENEFITS
Section 5.1     Financing of Benefits. Benefits payable under the Plan to a Director or, in the event of his or her death, to his or her Beneficiary shall be paid by the Corporation from its general assets or, with respect to the Deferred RSU Sub-account, from treasury shares. The payment of benefits under the Plan represents an unfunded, unsecured obligation of the Corporation. Notwithstanding the fact that the Directors’ Deemed Investment Sub-account may be adjusted by an amount that is measured by reference to the performance of any deemed Investment Funds as provided in Section 5.3, no person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract or asset of the Corporation.
Section 5.2     Security For Benefits. Notwithstanding the provisions of Section 5.1, nothing in this Plan shall preclude the Corporation from setting aside amounts in trust (the “Trust”) pursuant to one (1) or more trust agreements between a trustee and the Corporation. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Corporation or the Trust and all funds contained in the Trust shall remain subject to the claims of the Corporation’s general creditors.
Section 5.3     Deemed Investments. The Committee may designate one (1) or more separate investment funds or vehicles or measures for crediting earnings on amounts allocated to the Deemed Investment Sub-account, including, without limitation, certificates of deposit, mutual funds, money market accounts or funds, limited partnerships, or debt or equity securities, in which the amount credited to a Director’s Deemed Investment Sub-account will be deemed to be invested (collectively, the “Investment Funds”). The amount credited to a Director’s Deferred RSU Sub-account will be deemed invested solely in Common Shares. An Investment Request or Investment Re-Allocation Request will advise the Administrator as to the Director’s preference with respect to Investment Funds for all or some portion of the amounts credited to a Director’s Deemed Investment Sub-account in specified multiples of one percent (1%), consistent with the definitions of Investment Request and Investment Re-Allocation Request set forth in Sections 2.1(u) and 2.1(v), respectively.
Section 5.4     Change of Investment Request Election.
(a)     A Director may change his or her Investment Request prospectively by giving the Administrator prior written or electronic notice by filing an Investment Request, which shall apply to contributions credited to the Director’s Deemed Investment Sub‑account after such Investment Request is filed.

(b)     A Director may make an Investment Re-Allocation Request prospectively by giving the Administrator prior written or electronic notice by filing an Investment Re-Allocation Request, with respect to all or a portion of the Director’s Deemed Investment Sub-account, consistent with the definitions of Investment Request and Investment Re-Allocation Request set forth in Sections 2.1(u) and 2.1(v), respectively.
(c)     The Administrator may, but is under no obligation to, deem the amounts credited to a Director’s Deemed Investment Sub-account to be invested in accordance with the Investment Request or Investment Re-Allocation Request made by the Director, or the Committee may, instead, in its sole discretion, deem such Account to be invested in any deemed Investment Funds selected by the Committee.
(d)     Notwithstanding any provision of the Plan to the contrary:
(i)     The Administrator, in its sole and absolute discretion (but subject to the requirements of applicable law) may temporarily suspend, in whole or in part, certain Plan transactions, including without limitation, the right to change investment preference allocation elections and/or the right to receive a distribution or withdrawal from a Director’s Account in the event of any conversion, change in recordkeepers, change in Investment Funds and/or Plan merger, spin-off or similar corporate change.
(ii)     In the event of a change in Investment Funds and/or a Plan merger, spin-off or similar corporate change, the Administrator, in its sole and absolute discretion may decide to map investments from a Director’s prior investment preference allocation elections to the then available Investment Funds under the Plan. In the event that investments are mapped in this manner, the Director will be permitted to reallocate funds among the Investment Funds (in accordance with this Section 5.4) after the suspension period described in Section 5.4(d)(i), if any, has ended.
(e)     The Common Shares deemed allocated to the Director’s Deferred RSU Sub-account shall remain subject to adjustment pursuant to Section 10 of the Stock Plan.
ARTICLE VI

DISTRIBUTION OF BENEFITS
Section 6.1     Settlement Date. A Director or, in the event of his or her death, his or her Beneficiary will be entitled to distribution of the balance of his or her Account, as provided in this Article VI, following his or her Settlement Date or Dates.
Section 6.2     Amount to be Distributed. The amount to which a Director or, in the event of his or her death, his or her Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Director’s adjusted account balance determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.
Section 6.3     Specific Date Distribution. A Director may elect to receive a distribution of the total of his or her deferred Fees for any Deferral Period in a single lump sum payment on a specified date which is the first day of a calendar quarter and is at least one (1) year after the end of such Deferral Period. A Director’s election of a distribution pursuant to this Section shall be filed in writing with the Administrator at the same time as is filed his or her election to participate as provided in Section 3.1. Any benefits paid to the Director pursuant to this Section shall be paid on or as soon as practicable after the specified date selected by the Director (but in no event later than seventy-five (75) days following such date) and shall reduce the Director’s Account. Any changes to the foregoing election shall be subject to the Subsequent Deferral Rule.
Section 6.4     Form of Distribution.
(a)     As soon as practicable after the end of the Accounting Period in which a Director’s Settlement Date (other than a Settlement Date selected by the Director pursuant to Section 6.3) occurs, but in no event later than seventy-five (75) days following the end of such Accounting Period, the Corporation shall commence distribution or cause distribution to be commenced, to the Director or, in the event of his or her death, to his or her Beneficiary, of the balance of the Director’s Account, as determined under Section 6.2, under one (1) of the forms provided in this Section.
(b)     Notwithstanding Section 6.4(a), if elected by the Director in his or her Participation Agreement,
(i)     For Deferral Commitments made with respect to Deferral Periods commencing before January 1, 2019 (other than Deferral Commitments with respect to 2018 RSU Deferrals), the distribution of the Director’s Account may be made or commence (under one (1) of the forms provided in this Section 6.4, as specified in the Director’s Participation Agreement) at the beginning of the first or second calendar year (as elected by the Director in his or her Participation Agreement) commencing after the Director’s separation from service as a Director or death.
(ii)     For Deferral Commitments made with respect to Deferral Periods commencing on or after January 1, 2019 and for Deferral Commitments with respect to 2018 RSU Deferrals, the distribution of the Director’s Account may be made or commence (under one (1) of the forms provided in this Section 6.4, as specified in the Director’s Participation Agreement) on the Accounting Date immediately following the first or second anniversary (as elected by the Director in his or her Participation Agreement) of the end of the Accounting Period in which the Director’s separation from service as a Director or death occurs.
(c)     Distribution of a Director’s Account following his or her separation from service as a Director or death shall be made in cash (or, in the case of a Director’s Deferred RSU Sub-account, in Common Shares) in one (1) of the following forms as elected by the Director in his or her Participation Agreement applicable to each of his or her Deferral Commitments:
(i)     in five (5) annual installments; or
(ii)     in ten (10) annual installments; or
(iii)     in fifteen (15) annual installments; or
(iv)     in a single lump sum;
provided, however, that in the event of a Director’s death, if the balance in his or her Account is then less than $35,000, such balance shall be distributed in a single lump sum payment. For Deferral Commitments made with respect to Deferral Periods commencing before January 1, 2019 (other than Deferral Commitments with respect to 2018 RSU Deferrals), each installment described in clause (i), (ii) or (iii) of this section 6.4(b) shall be designated as a “separate payment” as described in Treasury Regulation §1.409A-2(b)(2)(iii). For Deferral Commitments made with respect to Deferral Periods commencing on or after January 1, 2019 and for Deferral Commitments with respect to 2018 RSU Deferrals, each series of annual installments described in clause (i), (ii) or (iii) of this Section 6.4(b) shall be treated as the entitlement to a single payment as described in Treasury Regulation §1.409A-2(b)(2)(iii). If the Director fails to select a form of distribution with respect to any Deferral Commitment, such amount shall be paid in a lump sum at the time of such Director’s separation from service or death.
(d)     The Director’s election of the form and date of distribution shall be provided for in the Director’s Participation Agreement applicable to each of his or her Deferral Commitments. A Director may change the payment form or the date of distribution provided in a Participation Agreement of the Director only in compliance with the Subsequent Deferral Rule.
(e)     The amount of each installment shall be equal to the quotient obtained by dividing the Director’s Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation, and, with respect to a Director’s Deferred RSU Sub-account, rounded up to the next whole share.
(f)     Any fraction of a Common Share payable from a Director’s Deferred RSU Sub-account shall be distributed in cash.

Section 6.5     Beneficiary Designation. As used in the Plan the term “Beneficiary” means:
(a)     The last person designated as Beneficiary by the Director in a written notice on a form prescribed by the Administrator;
(b)     If there is no designated Beneficiary or if the person so designated shall not survive the Director, such Director’s spouse; or
(c)     If no such designated Beneficiary and no such spouse is living upon the death of a Director, or if all such persons die prior to the full distribution of the Director’s Account balance, then the legal representative of the last survivor of the Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one (1) year after such death, the heirs-at-law of such survivor (in the proportions in which they would inherit his or her intestate personal property) shall be the Beneficiaries to whom the then remaining balance of the Director’s Account shall be distributed.
Prior to the Director’s death, any Beneficiary designation may be changed from time to time by like notice similarly delivered. No notice given under this Section shall be effective unless and until the Administrator actually receives such notice.
Section 6.6     Facility of Payment. Whenever and as often as any Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one (1) or more of the following ways: (i) directly to him; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.
Section 6.7     Change in Control. Notwithstanding any of the preceding provisions of this Plan, as soon as possible following a “change in the ownership” or the “effective control” of the Corporation or a “change in the ownership of a substantial portion of the Corporation’s assets” (each within the meaning of Section 409A), but in no event later than 30 days following such event, a lump sum payment shall be made, in cash (or, in the case of a Director’s Deferred RSU Sub-account, in Common Shares), of the entire portion of a Director’s Account hereunder that is attributable to Deferral Commitments made for Deferral Periods commencing on or after January 1, 2019 and Deferral Commitments with respect to 2018 RSU Deferrals.
ARTICLE VII

ADMINISTRATION, AMENDMENT AND TERMINATION
Section 7.1     Administration. The Plan shall be administered by an Administrator consisting of one (1) or more persons who shall be appointed by and serve at the pleasure of the Board. The Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, to construe and interpret the Plan and determine the amount and time of payment of any benefits hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

Section 7.2     Amendment and Termination.
(a)     In General. The Plan may be amended from time to time or may be terminated at any time by the Board. Except as provided in Section 7.2(b), no amendment or termination of the Plan, however, may adversely affect the amount or timing of payment of any person’s benefits accrued under the Plan to the date of amendment or termination without such person’s written consent.
(b)     Compliance with Section 409A. (1) It is intended that the Plan comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A do not apply to the Directors. The Plan and each Participation Agreement and Deferral Commitment shall be administered in a manner consistent with this intent.
(2) Neither a Director nor any of a Director’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Director or for a Director’s benefit under the Plan may not be reduced by, or offset against, any amount owing by a Director to the Corporation or any of its affiliates.
(c)     Notwithstanding any provision of the Plan and Participation Agreements and Deferral Commitments to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Corporation reserves the right to make amendments to the Plan and Participation Agreements and Deferral Commitments as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Director shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Director or for a Director’s Account in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Director harmless from any or all of such taxes or penalties.
Section 7.3     Successors. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Corporation expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Corporation and any successor of or to the Corporation, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Corporation whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Corporation” for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Director.
Section 7.4     Expenses. All expenses of the Plan shall be paid by the Corporation from funds other than those deemed Investment Funds as provided in Section 5.3, except that brokerage commissions and other transaction fees and expenses relating to the investment of deemed assets and investment fees attributable to commingled investment of such assets shall be paid from or charged to such assets or earnings thereon.
ARTICLE VIII

MISCELLANEOUS
Section 8.1     No Continuing Right as Director. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a Director of the Corporation or any subsidiary of the Corporation.
Section 8.2     Applicable Law. All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of Ohio. All legal actions or proceedings relating to the Plan shall be brought exclusively in the U.S. District Court for the

Northern District of Ohio, Eastern Division or the Cuyahoga County Court of Common Pleas, located in Cuyahoga County, Ohio.
Section 8.3     Interests Not Transferable. No person shall have any right to commute, encumber, pledge or dispose of any interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.
Section 8.4     Severability. Each section, subsection and lesser section of this Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.
Section 8.5     Withholding of Taxes. The Corporation may withhold or cause to be withheld from any amounts payable under this Plan all federal, state, local and other taxes as shall be legally required.
Section 8.6     Accounts Subject to the Corporation’s Recovery of Funds Policy. Notwithstanding anything in this Plan to the contrary, the Directors’ Accounts shall be subject to the Corporation’s Recovery of Funds Policy, as it may be in effect from time to time, including, without limitation, the provisions of such Policy required by Section 10D of the Securities and Exchange Act of 1934 and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which Common Shares may be traded.

IN WITNESS WHEREOF, Lincoln Electric Holdings, Inc. has caused this amendment and restatement of the Lincoln Electric Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan to be executed in its name effective as of the time provided herein.
LINCOLN ELECTRIC HOLDINGS, INC.
By: /s/ Jennifer I. Ansberry
Name: Jennifer I. Ansberry
Title: Executive Vice President, General Counsel and Secretary

Date: December 13, 2018